UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2010

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BRONCO DRILLING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51471 (Commission File Number)	20-2902156 (I.R.S. Employer Identification Number)
16217 North May Avenue Edmond, OK (Address of principal executive offices)		73013 (Zip code)
(405) 242-4444 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On September 21, 2010 through September 23, 2010, Bronco Drilling Company, Inc. sold at auction in separate lots to multiple bidders substantially all of the assets of its discontinued well servicing segment, two complete drilling rig and components comprising four other drilling rigs (rigs 2, 9, 52, 70, 75, and 94), and ancillary equipment.  The drilling rigs and equipment sold at auction were not being utilized currently in the Company’s business.  The Company expects to receive net proceeds of approximately $20.8 million from the auction.  The Company intends to use the proceeds to pay down existing indebtedness under its revolving credit facility.  The Company knows of no material relationships between the various purchasers in the auction and the Company, its affiliates, any of its directors or officers, or any associate of any such director and officer.

In an unrelated transaction on September 23, 2010, the Company sold two drilling rigs (rigs 41 and 42) in a private sale to Windsor Permian LLC, an unaffiliated third party, for estimated net proceeds of $6.5 million.  The Company intends to use the proceeds to pay down existing indebtedness under its revolving credit facility.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: September 27, 2010	By: /s/ MATTHEW S. PORTER Matthew S. Porter Chief Financial Officer